EXHIBIT 32















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24

                                  CERTIFICATION

      In connection with the Annual Report of Whispering Oaks International, Inc. (the "Company") on Form 10-KSB for the year ending December 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), we, Dr. Ricardo Moro, President and Chief Executive Officer and Dr. Gerald Wittenberg, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

Date:  July 8, 2004
                                  By: /s/ Ricardo Moro
                                      ----------------------------------------
                                      Dr. Ricardo Moro, President and
                                      Chief Executive Officer and a Director


                                  By: /s/ Gerald Wittenberg
                                      ------------------------------
                                      Dr. Gerald Wittenberg, Principal
                                      Financial Officer, Chairman and a Director